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                                                                   EXHIBIT 10.22



                          MESA GENERAL HOSPITAL - LEASE
                              CONFORMING AMENDMENT
                                       TO
                                      LEASE

         This Conforming Amendment to Lease (the "Amendment") is made and entered into as of the 10th day of June, 1991 by and between Sierra Equities, Inc., a California corporation (the "Lessor") and Mesa General Hospital, Inc., an Arizona corporation (the "Lessee") based upon the following facts:

         A. Lessor and Lessee are parties to the following lease documents (collectively, the "Lease") relating to certain leased premises more particularly described therein (the "Premises"):

         1. Lease dated July 29, 1977 between Sierra Equities, Inc., a California corporation, and Mesa General Hospital, Inc., an Arizona corporation;

         2. Amendment to Lease entered into October 20, l978 between Sierra Equities, Inc., a California corporation, and Mesa General Hospital, Inc., an Arizona corporation;

         3. Assignment and Lease effective July 1, 1982 from Mesa General Hospital, Inc., an Arizona corporation to Summit Health Ltd., a California corporation;

         4. Second Amendment to Lease entered into July, 1982 between Sierra Equities, Inc., a California corporation, and Summit Health Ltd., a California corporation; and

         5. Addendum to Lease dated August 11, 1983 between Sierra Equities, Inc., a California corporation, and Mesa General Hospital, Inc., an Arizona corporation.

         B. Lessor and Lessee desire to amend the Lease on the terms and conditions set forth herein.

         Based on the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERM. The term of the Lease is extended to July 31, 2003, on the terms and conditions contained in the Lease as modified hereby.

         2. OPTION TO EXTEND.

            (a) Lessor hereby grants, upon and subject to the terms and conditions contained in this paragraph, Lessee the options to extend (the "Options to Extend") the initial term (the "Initial Term") of the Lease (as extended pursuant to paragraph 1 above) for two additional ten year periods (the first such ten year period, the "First Option Term," the second such ten year period, the "Second Option Term," and the First Option Term and the Second Option Term, collectively, the "Extended Term"), commencing immediately following the expiration of the Initial Term. Provided that Lessee is not then in default under the terms of the Lease (and, as respects the second Option to Extend, provided that Lessee has exercised the first Option to Extend) Lessee may exercise the applicable Option to Extend at any time during the period commencing on August 1, 1993, and ending on April 30, 2003 (as respects the first option to Extend) and April 30, 2013 (as respects the second Option to




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Extend), which exercise shall be by written notice delivered to Lessor in accordance with the applicable terms of the Lease. The terms and conditions of the Lease during the Extended Term shall be the same as contained in the Lease (as amended or otherwise modified), except that the rent shall be adjusted as provided below. As used in the Lease, the phrase "Lease Term" means, if the context so requires, the Initial Term and the Extended Term.

            (b) Unless Lessor shall have elected, by written notice to Lessee given in accordance with the applicable terms of the Lease on or before April 30, 2003 (as respects the first Option to Extend) and April 30, 2013 (as respects the second Option to Extend), to have subparagraph 2(c) below apply in lieu of this subparagraph 2(b), the monthly rent payable during each 24 month period of the First Option Term or the Second Option Term, as the case may be (each such 24 month period, the "Adjustment Period") shall be increased above the monthly rent, as theretofore adjusted, for each month of the immediately preceding 24 month period (each such 24 month period, the "Base Period") by an amount equal to the product obtained by multiplying the rent payable for the Base Period (as theretofore adjusted) by a fraction, the numerator of which shall be the CPI (as defined below) published for the month of June preceding the Adjustment Period and the denominator of which shall be the CPI published for the month of June preceding the Base Period; provided, however, that in no event shall the rent for any Adjustment Period be less than 100% of, or more than 110% of, the rent for the applicable Base Period. "CPI" means the Consumer Price Index for All Urban Consumers, All Items, U.S. City Average, utilizing the latest base year adopted for such Index, as reported by the Bureau of Labor Statistics of the United States Department of Labor or any successor agency; provided, however, that notwithstanding anything to the contrary contained in this paragraph, the two CPIs used in computing the foregoing fraction shall in all cases utilize the same base year. If the CPI ceases to be published or if for any reason the foregoing computation cannot be based upon such changes in the CPI, it shall be based upon changes in another index to be selected by Lessor that enjoys general recognition and acceptance as an indicator of changes in consumer prices.

            (c) In the event that Lessor shall timely make the election to cause the provisions of this subparagraph 2(c) to apply to the First Option Term or the Second Option Term, as the case may be, instead of those contained in subparagraph 2(b), then:

                (i) The monthly rent payable during each month of the First Option Term or the Second Option Term, as the case may be (each such month, the "Adjustment Month",) shall be increased above the monthly rent, as theretofore adjusted, for the same month of the immediately preceding calendar year (the "Base Month") by an amount equal to 1/12 of 5% of the amount (if any) by which Lessee's Gross Revenues (as defined below) for the calendar year in which the Adjustment Month occurs exceed Lessee's Gross Revenues for the calendar year in which the Base Month occurs; provided, however, that in no event shall the rent for any Adjustment Month be less than the rent for the applicable Base Month. Any increased rent payable with respect to any Adjustment Month shall be paid within ten days of the calculation of Gross Revenues relative to the calendar year in which such Adjustment Month occurs, and regardless of whether the Lease Term shall have previously expired.

                (ii) The term "Gross Revenues" for purposes of this Lease shall equal (i) Lessee's total revenues relative to its operations on the Premises less (ii) provisions for uncompensated care, contractual allowances, discounts, receivable valuation reserves, and physician professional fees billed by Lessee, nonoperating revenues such as interest income or income from the sale of assets




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not sold in the ordinary course of business, and revenues for services provided off the Premises. Gross Revenues for the first adjustment month shall not include adjustments not in the ordinary course of business for periods prior to the Lessor's election, such as prior year cost reports settlements.

                (iii) Lessee shall submit to Lessor no later than March 30 of each year commencing with the calendar year 2003 a written statement signed by Lessee's certified public accountants, showing in reasonable detail the amount of Gross Revenues for the preceding calendar year.

                (iv) Lessee agrees to prepare and keep in its possession and available to Lessor for a period of not less than two years following the end of each calendar year (i) adequate records which shall show and support the computation of the Gross Revenues for each of such calendar year and (ii) the income, sales and occupation tax returns of Lessee for each month of such calendar year.

                (v) Lessor or its designated agents shall have the right, at any reasonable time during regular business hours and from time to time after giving reasonable written notice at least 48 hours in advance, to do any or all of the following:

(A) audit the records of Lessee with respect to any statement for a particular year which may be audited in accordance with the provisions of subparagraph (iv) above; (B) cause an audit of such records to be made; and (C) make abstracts from such records and to make copies of any or all of such records. Lessee shall make all such records specified in such written notice available at the time specified in such notice, if reasonable, and at the place where the records are kept. If the audit discloses that the Gross Revenues for any year have been understated resulting in a reduced payment of rent to Lessor, Lessee shall immediately pay the additional rent to Lessor and, in addition thereto, interest thereon at the rate of 10% simple interest per annum from the date such sums would otherwise be payable. It the audit discloses that the Gross Revenues for any calendar year were understated by more than two percent, Lessee shall also reimburse Lessor for the cost of the audit. All information obtained by Lessor in the course of any such audit or otherwise obtained under the provisions of subparagraph 2(c) this Lease shall be treated as confidential except in any litigation or arbitration proceedings between Lessor and Lessee.

                (vi) The acceptance by Lessor of payments of rent shall be without prejudice to Lessor's right to an audit of Lessee's records of its Gross Revenues in order to verify the amount of Gross Revenues received by Lessee.

         3. RIGHT OF FIRST REFUSAL. Any right of first refusal in favor of Lessee contained in the Lease is hereby deleted in its entirety. Lessor hereby grants Lessee a right of first refusal (the "Purchase Right") to acquire the Premises on the following terms and conditions:

            (a) The Purchase Right shall only be exercisable during the Purchase Right Period (as defined below) and in the event (1) Lessor receives a third party offer (the "Third Party Purchase Offer") to sell, transfer or otherwise convey the Premises which Lessor is prepared to accept or (2) Lessor makes an offer (the "Lessor Purchase Offer") to a third party to sell, transfer or otherwise convey the Premises to the third party and the third party is prepared to accept such offer. "Purchase Right Period" means the period commencing on the date of this Lease and ending at midnight on the 90th day following the expiration of the Lease Term, as the same may be amended or modified from time to time.

            (b) If Lessor receives, during the Purchase Right Period, a Third Party Purchase Offer which it is prepared to accept or makes a Lessor Purchase Offer which a third party is prepared to accept, Lessor shall immediately notify Lessee thereof in the manner provided below, such notice to contain a copy of




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the Third Party Purchase Offer or the Lessor Purchase Offer, as the case may be, and all of the terms and conditions thereof. Upon Lessee's receipt of such notice, Lessee shall have ten days to notify Lessor as to whether or not Lessee elects to exercise the Purchase Right. In the event that Lessee exercises the Purchase Right as provided above, Lessor and Lessee, within 30 days after such exercise, shall execute and deliver escrow instructions and other documents and do such other acts as shall be necessary or desirable in connection with the conveyance of the Premises to Lessee in accordance with the Third Party Purchase Offer or the Lessor Purchase Offer, as the case may be. If Lessee fails to exercise the Purchase Right within the time period provided above, then Lessor shall have the right to convey the Premises to the purchaser named in the Third Party Purchase Offer or the Lessor Purchase Offer, provided that such sale is on substantially the same terms as are contained in the Third Party Purchase Offer or the Lessor Purchase Offer and is consummated within 180 days of the date of Lessor's initial notice to Lessee. Upon the completion of such conveyance, the Purchase Right shall terminate and be of no further force and effect with respect to subsequent conveyances of the Premises. If such conveyance is not completed within such period or if the Third Party Purchase Otter or the Lessor Purchase Offer is materially modified, Lessor shall comply again with the provisions of this paragraph prior to any sale, transfer or other conveyance of the Premises.

            (c) The Purchase Right shall not be applicable with respect to any public offering by Lessor, transfers in bulk by Lessor of its assets, or transfers by Lessor to any of its affiliates.

         4. Except as provided in this Amendment, all of the terms and provisions of the Lease remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date and year first above written.

         LESSOR:                            Sierra Equities, Inc., a
                                            California corporation

                                            By: /s/
                                              --------------------------------
                                              Its:     PRESIDENT
                                              --------------------------------



         LESSEE:                            Mesa General Hospital, Inc.,
                                            an Arizona corporation

                                            By: /s/
                                              --------------------------------
                                              Its:     PRESIDENT
                                              --------------------------------



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